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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 11, 2005


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


        Delaware                   1-12295                 76-0513049
(State or other jurisdiction of  (Commission            (I.R.S. Employer
incorporation or organization)   File Number)         Identification No.)


   500 Dallas, Suite 2500, Houston, Texas                       77002
  (Address of principal executive offices)                   (Zip Code)


                          (713) 860-2500 (Registrant's
                     telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)




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Item 1.01.  Entry into a Material Definitive Agreement.

     On October 11, 2005, Genesis Energy, L.P. ("GELP") entered into a Second Production Payment Purchase and Sale Agreement with Denbury Onshore, LLC ("Denbury"), a wholly-owned subsidiary of Denbury Resources, Inc. Under the terms of this agreement, GELP acquired a third carbon dioxide (CO2) volumetric production payment of 80.0 billion cubic feet (Bcf) of CO2 for approximately $14.4 million. Denbury assigned to GELP two wholesale CO2 marketing agreements with third parties. In addition, Denbury and GELP executed a Third Carbon Dioxide Transportation Agreement, providing for the transportation of the CO2 by Denbury to the third parties.

Genesis Energy, Inc., the general partner of GELP, is a wholly-owned subsidiary of Denbury Resources, Inc.

GELP issued the attached press release dated October 12, 2005, as set forth in
Exhibit 99.1 attached hereto.

Item 9.01.  Financial Statements and Exhibits

     (c)  Exhibits

            The following materials are filed as exhibits to this Current Report on Form 8-K.

            Exhibit.

            99.1 Copy of Genesis Energy, L.P.'s press release dated October 12, 2005.
            99.2 Third Production Payment Purchase and Sale Agreement between Denbury Onshore, LLC and Genesis Crude Oil, L.P. executed October 11, 2005.
            99.3 Third Carbon Dioxide Transportation Agreement between Denbury Onshore, LLC and Genesis Crude Oil, L.P.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         GENESIS ENERGY, L.P.
                                         (A Delaware Limited Partnership)

                                         By: GENESIS ENERGY, INC., as
                                             General Partner


Date:  October 13, 2005                  By:     /s/  ROSS A. BENAVIDES
                                            -----------------------------------
                                              Ross A. Benavides
                                              Chief Financial Officer